                                                             EXHIBIT (h)(20)(b)

                  AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

   Pursuant to the Participation Agreement, made and entered into as of the 2nd day of October, 2000, by and among Neuberger Berman Advisers Management Trust, Neuberger Berman Management Inc. and The United States Life Insurance Company in the City of New York, the parties do hereby agree to an amended Appendix B as attached hereto.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on January 2, 2007.

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
By its authorized officers,

By:    __________________________ By:    __________________________

Title: __________________________ Title: __________________________

                                  [Corporate Seal]

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
By its authorized officer,

By:    __________________________

Title: __________________________

NEUBERGER BERMAN MANAGEMENT INC.
By its authorized officer,

By:    __________________________

Title: __________________________

                                                          As of January 2, 2007

                                  APPENDIX B

 Separate Accounts and Contracts        Selected Portfolios
 -------------------------------        -------------------------------------
 The United States Life Insurance
 Company
 In the City of New York Separate
 Account
 USL VL-R (August 8, 1997)

 Platinum Investor VUL                  Mid-Cap Growth
 Platinum Investor Survivor VUL
 Platinum Investor PLUS VUL
 Platinum Investor Survivor II VUL
 Platinum Investor VIP VUL

 The United States Life Insurance
 Company
 In the City of New York Separate
 Account
 USL VA-R (August 8, 1997)

 Platinum Investor Immediate Variable
 Annuity                                Mid-Cap Growth

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